                                                                      EXHIBIT 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

The following computations set forth the calculation of basic and diluted net income per common share and common share equivalents for the years ended December 31, 2000, 1999 and 1998:

                                                                       Years Ended
                                                                       December 31,
                                                          ---------------------------------------
                                                             2000          1999          1998
                                                          -----------   -----------   -----------
Net Income                                                $66,820,863   $64,557,462   $56,715,691
                                                          ===========   ===========   ===========

Weighted average number of
   common share outstanding                                39,168,102    39,980,880    40,834,232
                                                          ===========   ===========   ===========

   Net Income per common share - Basic                    $      1.71   $      1.61   $      1.39
                                                          ===========   ===========   ===========

                                                                        Years Ended
                                                                        December 31,
                                                          ---------------------------------------
                                                             2000          1999          1998
                                                          -----------   -----------   -----------
Net Income                                                $66,820,863   $64,557,462   $56,715,691
                                                          ===========   ===========   ===========

Weighted average number of
   common share outstanding                                39,168,102    39,980,880    40,834,232


Common share equivalents resulting from:

   Dilutive stock options                                     239,050       254,810       314,026
                                                          -----------   -----------   -----------

Adjusted weighted average number of
   common and common equivalent
   shares outstanding                                      39,407,152    40,235,690    41,148,258
                                                          ===========   ===========   ===========

   Net income per common share - Diluted                  $      1.70   $      1.60   $      1.38
                                                          ===========   ===========   ===========